UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 22, 2010
ViaSat, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21767	33-0174996

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)
6155 El Camino Real
Carlsbad, California 92009
(Address of Principal Executive Offices, Including Zip Code)

(760) 476-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the annual meeting of stockholders of ViaSat, Inc. held on September 22, 2010, ViaSat’s stockholders approved an amendment to the 1996 Equity Participation Plan of ViaSat, Inc. (as amended and restated effective September 22, 2010), which increased the number of shares of common stock available for issuance under the 1996 Equity Participation Plan by 4.8 million shares, extended the period during which incentive stock options may be granted from 2018 to 2020, and made certain other changes which the Board of Directors of ViaSat believes will more closely align the terms of the 1996 Equity Participation Plan with best practices and stockholder interests.
The preceding description of the 1996 Equity Participation Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1996 Equity Participation Plan, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the annual meeting of stockholders of ViaSat, Inc. held on September 22, 2010, ViaSat’s stockholders voted on the following three proposals and cast their votes as follows:
Proposal 1: To elect B. Allen Lay and Dr. Jeffrey M. Nash to serve as Class II Directors.

Nominee	For	Withheld	Broker Non-Votes

B. Allen Lay	32,237,635	372,369	5,092,282
Dr. Jeffrey M. Nash	30,199,838	2,410,166	5,092,282
Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as ViaSat’s independent registered public accounting firm for the fiscal year ending April 1, 2011.

For	Against	Abstentions	Broker Non-Votes

37,444,978	147,683	109,625	—
Proposal 3: To approve an amendment to the 1996 Equity Participation Plan (described above).

For	Against	Abstentions	Broker Non-Votes

23,574,245	9,004,379	31,380	5,092,282

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	1996 Equity Participation Plan of ViaSat, Inc. (As Amended and Restated Effective September 22, 2010)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2010	ViaSat, Inc.
	By:	/s/ Paul Castor
Paul Castor
Associate General Counsel

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